As filed with the Securities and Exchange Commission on March 19, 1998
                                                   Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                   PALEX, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                               76-0520673
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                               1360 POST OAK BLVD.
                                    SUITE 800
                              HOUSTON, TEXAS 77056
                                 (713) 350-6030

    (Address of registrant's principal executive offices, including zip code)

                             1996 STOCK OPTION PLAN
                              (Full Title of Plan)



                                 Edward E. Rhyne
                       Vice President and General Counsel
                                   PalEx, Inc.
                         1360 Post Oak Blvd., Suite 800
                              Houston, Texas 77056
                                 (713) 350-6030
          (Name and address, including zip code, and telephone number, including area code, of registrant's agent for service)

                         CALCULATION OF REGISTRATION FEE

                                               Proposed maximum   Proposed maximum
     TITLE OF EACH CLASS        Amount to be    offering price    aggregate offering    Amount of
OF SECURITIES TO BE REGISTERED registered (1)    per share (2)      price (1)(2)    registration fee (2)
----------------------------  ---------------- -----------------  ----------------- -----------------
Common Stock, $.01 par value  2,800,000 shares      $12.625          $35,350,000         $10,429
============================  ================ =================  ================= =================

(1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of operation of the anti-dilution provisions of the Plan described herein.

(2) Calculated pursuant to Rule 457(h), based on the average of the high and low prices for Common Stock on March 16, 1998, as reported on The Nasdaq Stock Market.

                                     PART I

                INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

      *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      The following documents filed by PalEx, Inc. (referred to herein as the "CORPORATION" or the "REGISTRANT") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement.

      (1) The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 2, 1997 (Commission File No. 000-22237).

      (2) The description of the Corporation's Common Stock contained in its Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on March 13, 1997 (Commission File No. 000-22237).

      (3) The Corporation's Quarterly Report on Form 10-Q for the quarter ended June 1, 1997 (Commission File No. 000-22237).

      (4) The Corporation's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 7, 1997 (Commission File No. 000-22237).

      (5) The Corporation's Quarterly Report on Form 10-Q for the quarter ended August 31, 1997 (Commission File No. 000-22237).

      (6) The Corporation's Post-Effective Amendment No. 1 to Form S-1, as filed with the Securities and Exchange Commission on September 3, 1997 (Registration No. 333-28027).

      (7) The Corporation's Current Report on Form 8-K/A, as filed with the Securities and Exchange Commission on October 15, 1997 (Commission File No. 000-22237).

      (8) The Corporation's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on November 24, 1997 (Commission File No. 000-22237).

      (9) The Corporation's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on February 27, 1998 (Commission File No. 000-22237).

      In addition, all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The audited financial statements incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. Future financial statements of the Corporation and the reports thereon of Arthur Andersen LLP also will be incorporated by reference in this Registration Statement in reliance upon the authority of that firm as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon for the Corporation by Edward E. Rhyne, Vice President and General Counsel for the Corporation, who is eligible to participate in the plan covered hereby. As of March 18, 1998, Mr. Rhyne held options to purchase 100,000 shares of Common Stock, none of which are immediately exercisable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than by an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

      Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

      Article Eight of the Corporation's Amended and Restated Certificate of Incorporation states that:

      "No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Eight shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
      (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eight shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended."

      In addition, Article VI of the Corporation's Bylaws further provides that the Corporation shall indemnify its officers, directors and employees to the full extent permitted by law.

      The Corporation has entered into an indemnification agreement with each of its executive officers and directors which indemnifies such person to the fullest extent permitted by its Amended and Restated Certificate of Incorporation, its Bylaws and the DGCL. The Corporation also maintains directors' and officers' liability insurance coverage.

ITEM 8.  EXHIBITS.

     5.1       Opinion of Edward E. Rhyne, Vice President and General Counsel of
                 the Registrant.

    10.1       1996 Stock Option Plan, as amended.

    10.2       Form of Stock Option Agreement.

    23.1       Consent of Arthur Andersen LLP.

    23.2       Consent of Edward E. Rhyne (included as part of Exhibit 5.1).

    24.0 Power of Attorney (set forth on the signature pages of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 18th day of March, 1998.


                            PALEX, INC.
                            (Registrant)



                            By: /s/ VANCE K. MAULTSBY
                                Vance K. Maultsby
                                President and Chief Executive Officer

      Each person whose signature appears below constitutes and appoints Vance
K. Maultsby and Edward E. Rhyne true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below in the City of Houston, State of Texas on the 18th day of March, 1998.

NAME                                TITLE


/s/ VANCE K. MAULTSBY               President and Chief Executive Officer
Vance K. Maultsby                   (principal executive officer)

NAME                                TITLE

/s/ CASEY A. FLETCHER               Chief Accounting Officer
Casey A. Fletcher                   (principal financial and accounting officer)


/s/ TUCKER S. BRIDWELL              Director
Tucker S. Bridwell


/s/ A. JOSEPH CRUZ                  Director
A. Joseph Cruz


/s/ JOHN E. DRURY                   Director
John E. Drury


/s/ TROY L. FRASER                  Director
Troy L. Fraser


/s/ A. E. HOLLAND                   Director
A. E. Holland


/s/ SAM W. HUMPHREYS                Director
Sam W. Humphreys


/s/ ELLIOT S. PEARLMAN              Director
Elliot S. Pearlman


/s/ STEPHEN C. SYKES                Director
Stephen C. Sykes

                                INDEX TO EXHIBITS

                                                                SEQUENTIALLY
EXHIBIT                                                           NUMBERED
NUMBER      EXHIBIT                                                 PAGE


   5.1     Opinion of Edward E. Rhyne, Vice President and            10
           General Counsel of the Registrant

  10.1     1996 Stock Option Plan, as amended                        11

  10.2     Form of Stock Option Agreement                            21

  23.1     Consent of Arthur Andersen LLP                            26

  23.2     Consent of Edward E. Rhyne (included as part of
           Exhibit 5.1)

  24.0 Power of Attorney (set forth on the signature pages of this Registration Statement)